                                                                  EXHIBIT 25(c)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________


                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                               _________________

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


                New York                              13-5160382
    (Jurisdiction of incorporation                 (I.R.S. Employer
      if not a U.S. national bank)                Identification No.)

   48 Wall Street, New York, New York                    10286
(Address of principal executive offices)               (Zip code)

                               _________________

                       PORTLAND GENERAL ELECTRIC COMPANY
              (Exact name of obligor as specified in its charter)


                    Oregon                              93-0256820
      (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification No.)

   17th Floor, One World Trade Center
            121 SW Salmon Street
              Portland, Oregon                            97204
 (Address of principal executive offices)               (Zip code)

                               _________________

                                Debt Securities*
                      (Title of the indenture securities)


  *Specific title to be determined in connection with sale of Debt Securities

ITEM 1.    GENERAL INFORMATION.

            Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the                      2 Rector Street, New York, N.Y. 10006
  State of New York                                   and Albany, N.Y. 12203
Federal Reserve Bank of New York                    33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation               550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association                 New York, N.Y.

      (b)   Whether it is authorized to exercise corporate trust powers.

             Yes.

ITEM 2.    AFFILIATIONS WITH OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None. (See Note on page 2.)*

ITEM 16.   LIST OF EXHIBITS.

           Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

            1.     -      A copy of the Organization Certificate of The Bank of
                          New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form
                          T-1 filed with Registration Statement No. 33-6215,
                          Exhibits 1a and 1b to Form T-1 filed with
                          Registration Statement No. 33-21672 and Exhibit 1 to
                          Form T-1 filed with Registration Statement No.
                          33-29637.)

            4.     -      A copy of the existing By-laws of the Trustee.
                          (Exhibit 4 to Form T-1 filed with Registration
                          Statement No. 33-31019.)

            6.     -      The consent of the Trustee required by
                          Section 321(b) of the Act. (Exhibit 6 to Form
                          T-1 filed with Registration Statement No.
                          33-44051.)

            7.     -      A copy of the latest report of condition of
                          the Trustee published pursuant to law or to the requirements of its supervising or examining authority.





__________________________________

     *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                      NOTE

                 Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                 Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

                 Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of August, 1995.


                                       THE BANK OF NEW YORK


                                       By:     /s/  VIVIAN GEORGES
                                          -----------------------------------
                                                    Vivian Georges
                                                Assistant Vice President

                                                                 EXHIBIT 7
                                                               (Page 1 of 3)

                              THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286

         And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                              Dollar Amounts
ASSETS                                                                                         in Thousands
------                                                                                         ------------
Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $ 3,025,419
  Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . .                  881,413
Securities:
  Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . .                1,242,368
  Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . .                1,774,079
Federal funds sold in domestic
  offices of the bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                5,503,445
Securities purchased under
  agreements to resell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  200,634
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income. . . . . . .  26,599,533
  LESS:  Allowance for loan and
    lease losses. . . . . . 516,283
    Loans and leases, net of unearned
      income and allowance  . . . . . . . . . . . . . . . . . . . . . . . . . . .               26,083,250
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . .                1,455,539
Premises and fixed assets (including
  capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  612,547
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   79,667
Investments in unconsolidated subsid-
  iaries and associated companies . . . . . . . . . . . . . . . . . . . . . . . .                  198,737
Customers' liability to the bank on
  acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,111,464
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  105,263
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,237,264
                                                                                                 ---------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $43,511,189
                                                                                               ===========


LIABILITIES
-----------

Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $19,233,885

                                                                  EXHIBIT 7
                                                                (Page 2 of 3)

  Noninterest-bearing. . .7,677,954
  Interest-bearing. . . .11,555,931
  In foreign offices, Edge and
  Agreement subsidiaries and IBFs . . . . . . . . . . . . . . . . . . . . . . . .               12,641,676
  Noninterest-bearing. . . . 72,479
  Interest-bearing. . . .12,569,197
Federal funds purchased and securities
  sold under agreements to repurchase
  in domestic offices of the bank and
  of its Edge and Agreement subsid-
  iaries, and in IBFs:
  Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,747,669
  Securities sold under agreements
    to repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   73,553
Demand notes issued to the U.S.
  Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  300,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  738,317
Other borrowed money:
  With original maturity of one year or less  . . . . . . . . . . . . . . . . . .                1,586,443
  With original maturity of more than
    one year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  220,877
  Bank's liability on acceptances
    executed and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . .                1,113,102
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . .                1,053,860
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,489,252
                                                                                                 ---------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               40,198,624
                                                                                                ----------


EQUITY CAPITAL
--------------

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  942,284
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  525,666
Undivided profits and capital
  reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,849,221
Net unrealized holding gains (losses)
  on available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . .               (     662)
Cumulative foreign currency
  translation adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (   3,944)
                                                                                                ----------
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                3,312,585
                                                                                                 ---------
Total liabilities and equity capital  . . . . . . . . . . . . . . . . . . . . . .               $43,511,189
                                                                                                ===========


         I, Robert E. Kellman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.






                                                            Robert E. Kellman

                                                                  EXHIBIT 7
                                                                (Page 3 of 3)

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

         J. Carter Bacot     )
         Thomas A. Renyi     )     Directors
         Samuel F. Chevalier )